                                                                  EXHIBIT 10.2.1

                             FIFTH AMENDMENT TO THE
                             ELECTRO-TEC CORPORATION
                        EMPLOYEE RETIREMENT BENEFIT PLAN


         FIFTH AMENDMENT to the Plan made by duly authorized officers of the Company this 1st day of November, 2004.

         1. RECITATION. The Company has determined that an amendment to the Plan is desirable to reflect a number of non-material form and operational changes in the Plan.

         2.       AMENDMENT. The Plan is amended at:

                  (a)      Sections 4.1, 4.5, 5.1, 5.3, 5.6, 6.1, 6.2, 7.1, 7.2
                           and 7.5 to change the references to "Salary Deferred Contributions" to "Elective Contributions" for purposes of clarity and consistency.

                  (b) Sections 4.5, 5.8, 5.9 and 5.10 to change the references to "Elective Deferrals" to "Elective Contributions" for purposes of clarity and consistency.

                  (c)      Sections 4.5, 5.1, 5.3, 6.1 and 7.2(b)(i)(C) to
                           remove the references to "Voluntary Contributions" as a defined term.

                  (d) Section 5.8(d) to define Elective Contributions for purposes of the limitations of Section 5.8.

                  (e) Sections 6.1 and 7.1 to change the reference to "Salary Deferred Contributions Account" to "Elective Account".

                  (f) Section 6.2(e), effective July 1, 2004, to limit the circumstances in which contributions may be made in Kaydon Stock.

                  (g) Section 7.1(d), effective July 1, 2004, to clarify the Disability Distributive Event to incorporate certain rules of administration in the definition itself.

                  (h) Sections 9.2 and 9.5 to clarify that the Employer is the Plan Administrator of the Plan.

                  (i) Section 9.3, effective July 1, 2004, to provide that the Employer may act by a written instrument executed by two officers.

         3. EFFECTIVE DATE. Except as otherwise noted, as clarifications to the February 19, 2002 restatement of the Plan, these amendments are effective January 1, 1997.

         4. REVISED PAGES. The Amendments reflected above are incorporated in a revised page which shall be substituted for its counterpart in the Plan.


                                                              ELECTRO-TEC CORP.


                                                     By  /s/ Brian P. Campbell
                                                         ---------------------

                                                          Its  President


                                                     And  /s/ John F. Brocci
                                                          ------------------

                                                          Its  Secretary

                             ELECTRO-TEC CORPORATION
                      EMPLOYEE RETIREMENT BENEFIT PLAN
     (As Amended and Restated February 19, 2002 Effective January 1, 1997)

                                   ARTICLE IV

                             EMPLOYER CONTRIBUTIONS

         4.1      EMPLOYER CONTRIBUTIONS.  For each Plan Year, the Employer:

         (a) SALARY DEFERRED. Must contribute the sum of Active Participant Elective Contributions.

         (b) REGULAR PROFIT SHARING. May contribute a Regular Profit Sharing Contribution. The amount of the contribution, if any, is determined by the Committee or the Board of Directors of Electro-Tec Corp. in its discretion, subject to the maximum limitations of this Plan. A Regular Profit Sharing Contribution is allocated under Article VI and is subject to the applicable Vesting Schedule.

         (c) QUALIFYING. May contribute a Qualifying Contribution which is:

                  (i) NON-DISCRIMINATORY. Part or all of an Employer Contribution which is non-discriminatory under Code Section 401(a)(4) determined with and without the Qualifying Contribution;

                  (ii) NOT USED. Not taken into account in determining whether any other contributions or benefits are non-discriminatory under Code Sections 401(a)(4); or under Code Sections 401(k)(3) or 401(m) except to the extent designated by the Employer for that purpose under this Plan;

                  (iii) ALLOCATED. Allocated to the Active Participant as of a date within the Plan Year; and

                  (iv) INCREASE. Not effective to increase the difference between the Actual Contribution Percentages (ACP) or Actual Deferral Percentages (ADP) for the Highly Compensated and Non-Highly Compensated groups.

         The amount of the contribution, if any, is determined by the Board of Directors of Electro-Tec Corp. in its discretion, subject to the maximum limitations of this Plan.

         (d) MATCHING. Will contribute a Matching Contribution which is the sum of:

                  (i) 100%. 100% of each eligible Participant's Elective Contributions (excluding Catch-Up Contributions), not to exceed 3% of the Participant's Compensation; and

                  (ii) 75%. 75% of each eligible Participant's Elective Contributions (excluding Catch-up Contributions) in excess of the Elective Contributions matched under subparagraph (i) above, not to exceed an additional 4% of the Participant's Compensation.

         The tentative Contribution is reduced by the amount of forfeitures to be reallocated to Employer Accounts on the Allocation Date as a Matching Contribution. The Matching Contribution is allocated under Article VI and is subject to the applicable Vesting Schedule.

         (e) TOP HEAVY MINIMUM. Must, if applicable, contribute the Minimum Top Heavy Contribution. The Minimum Top Heavy Contribution for each Plan Year in which the Plan is Top Heavy is:

                  (i) SINGLE PLAN. If the Employer does not maintain another qualified retirement plan, or for Active Participants in just this Plan, the lesser of three percent (3%) of the Section 415 Compensation of each Non-Key Employee Active Participant employed by the Employer (or Affiliated Employer) on the last day of the Plan Year or the highest percentage of Section 415 Compensation allocated to a Key Employee multiplied by the Section 415 Compensation of those Participants (the Regular Minimum). For this purpose, Elective and Matching Contributions allocated to Key Employees are treated as an Employer Contribution allocated to a Key Employee. The Amount is determined without regard to the integration of contributions with Social Security or an Active Participant's failure to make a Mandatory Contribution.

                  (ii) ANOTHER DEFINED CONTRIBUTION PLAN. If the Employer maintains another qualified defined contribution plan in which an Active Participant also participates, the Regular Minimum contribution of the Plan which comes first in the following priority order: a target benefit plan, a money purchase pension plan, a leveraged employee stock ownership plan, a stock bonus plan, or a tax credit employee stock ownership plan.

                  the Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture;

                           (C) QUALIFIED STOCK OPTION. Amounts realized from the
                  sale, exchange, or other disposition of stock acquired under a qualified stock option;

                           (D) OTHER AMOUNTS. Other amounts that received
                  special tax benefits or contributions made by the Employer (other than under a salary reduction agreement) toward the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee); and

                           (E) ADJUSTED ANNUAL COMPENSATION LIMIT. Amounts in
                  excess of the Annual Compensation Limit.

                  (ii) ESTIMATION. Until Section 415 Compensation is actually determinable, the Employer may use a reasonable estimate of Section 415 Compensation. As soon as administratively feasible, actual Section 415 Compensation shall be determined.

         4.5 EXCESS ADDITION. If, despite the restrictions contained in this Article and Code Section 415, an excess Annual Addition occurs, and the excess is due to a reasonable error in estimating compensation, allocation of forfeitures or other facts and circumstances as determined by the Commissioner justifying the excess, to the extent the excess cannot be cured by the distribution of Elective Contributions or other Participant Contributions, the excess:

         (a) REDUCED VOLUNTARY CONTRIBUTION. First reduces the participant's voluntary contribution to the maximum annual addition permitted.

         (b) REDUCED CONTRIBUTION. If the Active Participant has made no voluntary contribution or an excess remains despite the reduction of a voluntary contribution, shall be retained by the Trustee in an Unallocated Suspense Account. The excess reduces the Employer's contribution for the next succeeding Plan Year and is allocated to the applicable Participant's Account on the next Allocation Date before any additional contributions may be made to the Plan. If the participant's participation is terminated before the next Allocation Date, the excess is allocated and reallocated among the Active Participants on that date.

         (c) UNALLOCATED SUSPENSE ACCOUNT. Held in an Unallocated Suspense Account shall not share in the earnings, losses and adjustments in value of the Fund.

         To the extent the excess can be cured by the distribution of Elective Contributions or other Participant Contributions, such Contributions and the gains on these amounts shall be distributed, to the extent that the distribution reduces the excess amounts in the participant's Account. Amounts distributed in that manner are disregarded for purposes of Code Section 402(g), the Actual Deferral Percentage test and the Actual Contribution Percentage test.

         4.6 ERRONEOUS CONTRIBUTION. An erroneous contribution resulting from a mistake of fact shall, if requested by the Employer, be returned to the Employer within one (1) year of payment. Contributions made prior to an initial determination of nonqualified status shall, if requested by the Employer, be returned to the Employer within one year of the denial of qualified status, if the request for initial determination of qualified status was made in a timely manner. In all other circumstances, the corpus or income of the Trust may not be diverted to or used for other than the exclusive benefit of the participants or their beneficiaries.

         4.7 INVESTMENT OF CONTRIBUTIONS IN STOCK. To the extent Participants have elected to invest contributions in Stock, the Trustee shall purchase the number of whole shares of Stock which may be purchased with each contribution. Purchases shall be made as soon as practicable. If any balance of a contribution which a Participant has elected to be invested in Stock or cash dividends remain after the Trustee has purchased the number of shares of Stock which may be purchased, the additional amounts shall be maintained in the Trust, aggregated with the next contribution to be invested in Stock or cash dividends on Stock paid to the Plan and applied to purchase the number of shares of Stock which may then be purchased.

                                    ARTICLE V

                            PARTICIPANT CONTRIBUTIONS

         5.1 PARTICIPANT CONTRIBUTIONS. For each Plan Year, an Active Participant may make:

         (a) ELECTIVE. Elective Contributions of Compensation which the Active Participant may elect to defer or receive in cash which:

                  (i) NOT AVAILABLE. Are not made out of Compensation which is currently available to the Active Participant at the date of the election, the date of adoption of the Plan and the Effective Date;

                  (ii) TIMING. Are reflected in an election made within thirty
         (30) days after the close of the Plan Year;

                  (iii) IMPERMISSIBLE USE. Are not taken into account in determining whether any other contributions under any plan satisfy Code
         Section 401(a) other than Code Section 410(b)(2)(A)(ii), including but not limited to Code Section 416; and

                  (iv) LIMITS. Do not exceed the Elective Contribution Limit, the Elective Deferral Limit, the Multiple Use Limit, or 50% of Compensation.

         (b) TRANSFER OR ROLLOVER. Contributions which consist of an amount that is either a rollover or a direct transfer from another qualified retirement plan for a Participant.

                  (i) PERMITTED TRANSFER. The transfer must be either:

                           (A) PLAN-TO-PLAN TRANSFER. A direct plan-to-plan
                  transfer of funds held under another qualified retirement plan or trust that is not a qualifying rollover, or

                           (B) QUALIFYING ROLLOVER. A rollover amount within the
                  meaning of Code Sections 402(c)(5) and 408(d)(3) or an eligible rollover distribution within the meaning of Code
                  Section 402(c)(4), including a direct rollover under Code
                  Section 401(a)(31), that the Administrator reasonably concludes is a qualifying rollover, excluding after tax employee contributions.

                  (ii) RETURN OF IMPROPER ROLLOVER. If a rollover amount is determined not to be a qualifying rollover or constitutes a prohibited transfer, the amount, plus any earnings and minus any losses, shall be distributed to the Participant immediately.

                  (iii) PROHIBITED TRANSFERS. Unless the Participant's spouse consents to the transfer and the Participant waives the qualified joint and survivor annuity, this plan shall not accept a transfer of assets from:

                           (A) DEFINED BENEFIT. A defined benefit plan,

                           (B) MONEY PURCHASE/TARGET BENEFIT. A money purchase
                  pension plan or a target benefit pension plan, or

                           (C) OTHER. Any other defined contribution plan
                  subject to the qualified joint and survivor and qualified preretirement survivor annuity requirements of Code Sections 401(a)(11) and 417.

         (c) CATCH-UP CONTRIBUTIONS. Effective January 1, 2002, if the participant has attained age 50 before the close of the Plan Year, Catch-Up Contributions in accordance with, and subject to the limitations of, Code
Section 414(v).

                  (i) LIMITS. Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code.

                  (ii) NO FAILURE. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code,
         as applicable, by reason of the making of such Catch-Up Contributions.

A participant may not make a deductible employee contribution for any taxable year beginning

         5.3 MATCHING AND VOLUNTARY CONTRIBUTION LIMITS. Matching and voluntary Contributions (excluding Qualifying Contributions used to meet the Code Section 401(k) tests and including, to the extent designated by the Employer, other Qualifying or Elective Contributions) to this Plan, and any plan aggregated with this Plan for purposes of Code Sections 401(a)(4) and 410(b), must satisfy the ACP Limit. For Plan Years beginning after December 31, 1996, ACP Limit means the maximum ACP for Highly Compensated Employees determined under the current year testing method. The ACP for Participants who are Highly Compensated Employees shall not exceed the greater of:

         (a) 125% LIMIT. 125% of the ACP for all Participants who are not Highly Compensated Employees, or

         (b) 200%/2% LIMIT. Subject to the multiple use limitation in Section 5.10(a), 200% of the ACP for the preceding Plan Year for all Participants who are not Highly Compensated Employees or, if less, the ACP for all Participants who are not Highly Compensated Employees plus two percentage points.

         5.4 ACTUAL CONTRIBUTION PERCENTAGE. ACP means the average of the Contribution Percentages determined by dividing the sum of all Contribution Percentages of all eligible Participants in the applicable group by the number of eligible Participants in the group. An eligible Participant is a Participant who is directly or indirectly eligible to make or receive an allocation of an ACP Contribution. Effective for Plan Years beginning after December 31, 1998, the Employer may elect to disregard eligible Participants (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(a) provided the plan separately satisfies Code Section 410(b) taking into account only those Participants.

         (a) CONTRIBUTION PERCENTAGE. Contribution Percentage means the percentage determined by dividing the Participant's ACP Contributions for the applicable Plan Year by the Participant's ADP Compensation. If ACP Contributions are not made for the Participant, the Participant's Contribution Percentage is zero.

Contributions, and Qualified Matching Contributions, to the extent that these contributions are treated as Matching Contributions.

         (a) DEFINITION. Excess Aggregate Contribution means the ACP Contributions of Highly Compensated Employees that cause the ACP to exceed the ACP Limit.

         (b) METHOD. Correction of the Excess Aggregate Contribution first shall be made by deducting proportionately the Participant's Matching Contributions, and Elective Contributions and Qualified Matching Contributions treated as Matching Contributions, in determining the Participant's Contribution Percentage for the Plan Year. Finally, if necessary because the Participant's Matching Contributions, and Elective Contributions and Qualified Matching Contributions treated as Matching Contributions, have been exhausted, any remaining Excess Aggregate Contribution shall be deducted from the Participant's Nonelective Contributions treated as Matching Contributions for the Plan Year.
Elective Contributions, Nonelective Contributions, and Qualified Matching Contributions deducted to correct an Excess Aggregate Contribution shall be distributed to the Participant. Matching Contributions deducted to correct an Excess Aggregate Contribution shall be multiplied by the Participant's vested percentage to determine the vested amount. The vested amount shall be distributed, and the nonvested portion shall be treated as a forfeiture as of the date of deduction.

         5.6 ELECTIVE CONTRIBUTION LIMIT. Elective Contributions (excluding Elective and Qualifying Contributions used to meet the Code Section 401(m) tests and including, to the extent designated by the Employer, other Qualifying Contributions) to this Plan, and any plan aggregated with this Plan for purposes of Code Sections 401(a)(4) and 410(b), must satisfy the ADP Limit. For Plan Years beginning after December 31, 1996, the ADP Limit means the maximum ADP for Highly Compensated Employees determined under the current year testing method. The ADP for Highly Compensated Employees for each Plan Year may not exceed the greater of:

         (a) 125% LIMIT. 125% of the ADP for all Participants who were not Highly Compensated Employees, or

         (b) 200%/2% LIMIT. Subject to the Multiple Use Limitation in Section 5.10(a), 200% of the ADP for all Participants who are not Highly Compensated Employees or, if less, the ADP for all Participants who are not Highly Compensated Employees plus two percentage points.

         Effective January 1, 1993, the collectively bargained portions of the Plan must be separately tested. In applying the Elective Contribution Limit, the restructuring rules of the regulations under Code Section 401(a)(4) may be used for Plan Years beginning before January 1, 1992.

         5.7 ACTUAL DEFERRAL PERCENTAGE. ADP means the average of the Deferral Percentages determined by dividing the sum of all Deferral Percentages of all eligible Participants in the applicable group by the number of eligible Participants in that group. An eligible Participant is a Participant who is directly or indirectly eligible to make or receive an allocation of an ADP Contribution. Effective for Plan Years beginning after December 31, 1998, the Employer may elect to disregard eligible Participants (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(a) provided the plan separately satisfies Code Section 410(b) taking into account only those Participants.

         (a) DEFERRAL PERCENTAGE. Deferral Percentage means a percentage determined by dividing the Participant's ADP Contributions for the applicable Plan Year by the Participant's ADP Compensation. If ADP Contributions are not made for the Participant, the Participant's Deferral Percentage is zero.

         (b) ADP CONTRIBUTIONS. ADP Contributions means the sum of the following for the applicable Plan Year:

                  (i) ELECTIVE CONTRIBUTIONS. Elective Contributions made for the Participant; and

                  (ii) OTHER CONTRIBUTIONS TREATED AS ELECTIVE CONTRIBUTIONS. Qualifying Contributions treated as Elective Contributions for a Plan Year to the extent permitted under

         Regulations Section 1.401(k)-1(b)(5).

         (c) ADP COMPENSATION. ADP Compensation means the Employee's compensation as defined in Code Section 414(s) and Regulations for the applicable Plan Year. In accordance with the Regulations, the Employer may elect to determine ADP Compensation for a Plan Year based on the calendar year ending within that Plan Year. ADP Compensation is determined only for the portion of the Plan Year that the Employee is a Participant employed in Covered Employment. ADP Compensation shall not exceed the Annual Compensation Limit.

         (d) AGGREGATION WITH OTHER PLANS. This plan and any plan aggregated with this plan under the plan aggregation rules of Section 5.10 shall be treated as a single plan for testing compliance with the ADP Limit.

         (e) ADDITIONAL RULES. In determining compliance with the ADP Limit, the testing coordination, plan aggregation, correction, and other rules in Section
5.10 apply. If the Administrator determines that the Elective Deferral Limit or the ADP Limit may be exceeded, the Administrator may reduce or suspend Elective Contributions for individual Highly Compensated Employees as necessary.

         5.8 ELECTIVE DEFERRAL LIMIT. Elective Contributions under this Plan and all other plans, contracts, or arrangements of the Employer (and any Affiliated Employer) may not exceed the limitation in effect under Code Section 402(g)(1) for the taxable year beginning in the calendar year. Elective Contributions which exceed the limit are included in the individual's gross income.

         (a) GENERAL RULE. Except for Elective Contributions of amounts attributable to service performed in 1986 described in Section 1105(c)(5) of the Tax Reform Act of 1986, the limitation is $7,000.00, as adjusted by the Secretary of the Treasury.

         (b) INCREASE. The limitation is increased (but not to an amount in excess of $9,500) by the amount of any employer contributions to purchase a 403(b) annuity contract under a salary reduction agreement.

         (c) DECREASE. The limitation is decreased in the taxable year following the taxable year the participant receives a hardship distribution which is based on a deemed financial need by the amount of the Elective Contributions in the taxable year of the hardship distribution.

         (d) ELECTIVE CONTRIBUTIONS. Elective Contributions for purposes of this limitation are the elective contributions made for the Participant and any other portion of the Participant's income deferred and excluded from current taxation under Code Sections 401(k) (a qualified cash or deferred arrangement); 408(k)(6) (a simplified employee pension plan); 403(b) (a tax-sheltered annuity); 408(p)(2)(A)(ii) (a SIMPLE retirement plan); 457 (a deferred compensation plan of governments and tax-exempts); or 501(c)(18) (a pre-June 25, 1959, employee contributions only plan). In applying the limit, all of the Participant's Elective Contributions for the calendar year shall be aggregated.

         5.9 CORRECTION OF EXCESS DEFERRAL AND EXCESS CONTRIBUTION.

         (a) EXCESS DEFERRAL. Upon written notification, an Excess Deferral, plus attributable income or loss, shall be distributed to the Participant.

                  (i) DEFINITION. Excess Deferral means a Participant's Elective Contributions that exceed the Elective Deferral Limit.

                  (ii) WRITTEN NOTIFICATION. If the Excess Deferral for a Participant occurs within one or more plans of the Employer and any Related Employer, the Employer must notify the Trustee of the amount of the Excess Deferral to be distributed from this plan. If the Excess Deferral for a Participant occurs under this plan and one or more plans of unrelated employers, the Participant must notify the Administrator of the amount of the Excess Deferral to be distributed from this plan. The notification should be given no later than February 15 following the calendar year for which the Excess Deferral was contributed. The notification must specify the amount of Excess Deferral to be distributed and contain an acknowledgment that the amount to be distributed exceeds the Elective Deferral Limit.

                  (iii) TIME OF DISTRIBUTION. If the written notification is timely, the distribution shall be made by April 15 following receipt of the request. If not, any Excess Deferral shall be first day of the applicable period, plus contributions allocated as of the last day of the period.

                  In addition, income credited for the period between the last day of the applicable period and the date of distribution shall be equal to 10% of the income determined under the preceding paragraph multiplied by the number of full months between the last day of the applicable period and the date of distribution. A month shall be considered a full month if the payment is made after the 15th day of that month.

         (g) ORDERING OF EXCESS AMOUNTS. Excess Deferrals shall be determined and corrected before Excess Contributions, and Excess Contributions shall be determined and corrected before Excess Aggregate Contributions.

         (h) ALLOCATION OF CORRECTION AMONG MULTIPLE PLANS. If the Employer maintains another plan that must be aggregated with this plan for testing compliance with the ADP or ACP Limits, the Employer shall specify the plan from which corrections are to be made.

         (i) DEADLINE FOR CORRECTION. To correct an Excess Contribution or Excess Aggregate Contribution, a distribution or forfeiture shall be made not later than the last day of the Plan Year after the Plan Year for which the excess was contributed.

         (j) TAXATION OF DISTRIBUTION.

                  (i) EXCESS DEFERRAL. The Excess Deferral is included in the Participant's income for the calendar year for which contributed. The attributable income or loss is included for the calendar year of distribution.

                  (ii) EXCESS CONTRIBUTIONS/EXCESS AGGREGATE CONTRIBUTIONS. If made within the two-and-one-half-month period after the end of the Plan Year for which the excess was contributed, an amount distributed to correct an Excess Contribution or Excess Aggregate Contribution shall be included in the Participant's income on the earliest dates any Elective Contributions by the Participant during the Plan Year would have been received by the Participant had the Participant originally elected to receive the amounts in cash. A later

                                   ARTICLE VI

                                    ACCOUNTS

         6.1 ACCOUNTS. The Committee shall establish for each participant a separate Employer Account for each type of Employer Contribution and a separate Participant Account for each type of Participant Contribution.

         (a) IDENTIFICATION. The specific accounts created are, as necessary:

                  (i) EMPLOYER REGULAR PROFIT SHARING ACCOUNT. The Accounts to which any Employer Regular Profit Sharing Contributions are credited;

                  (ii) EMPLOYER MATCHING CONTRIBUTIONS ACCOUNT. The Accounts to which any Employer Matching Contributions are credited;

                  (iii) ELECTIVE CONTRIBUTIONS ACCOUNT. The Accounts to which amounts from the KDI Plan Employee Pre-Tax Account were, and Active Participant Elective and Catch-Up Contributions to this Plan are, credited;

                  (iv) EMPLOYER QUALIFYING CONTRIBUTIONS ACCOUNT. The Accounts to which any Employer Qualifying Contributions are credited;

                  (v) PARTICIPANT CONTRIBUTIONS ACCOUNT. The Accounts to which amounts from the KDI Plan Employee Post-Tax Matched and Employee Post-Tax Voluntary Accounts, and Participant Voluntary Contributions to this Plan, were credited;

                  (vi) KDI TRANSFER ACCOUNT. The Accounts to which amounts from the KDI Plan Employer Pre-Tax Matching and Employer Post-Tax Matching Accounts were credited;

                  (vii) TRANSFER OR ROLLOVER ACCOUNT. The Accounts to which amounts transferred or rolled-over to this Plan (other than Cooper Bearing Transfer Account amounts) are credited.

         Each Account consists of a number of sub-Accounts. One sub-Account includes the portion of the Account which is invested in Stock of Kaydon Corporation. The other sub-Accounts include the portions of the Accounts which are otherwise invested pursuant to each option provided under the Plan.

         (b) CREDITING. On each Allocation Date:

                  (i) EMPLOYER ACCOUNTS. Each Employer Account is credited with the designated Employer Contributions, forfeitures and a share of the expenses, earnings, losses and adjustments in value of the applicable portion or portions of the Trust; and

                  (ii) PARTICIPANT ACCOUNTS. Each Participant Account is credited with the Active Participant's Contributions to that Account and a share of the expenses, earnings, losses and adjustments in value of the applicable portion or portions of the Trust.

         6.2 ALLOCATION OF EMPLOYER CONTRIBUTIONS. Employer Regular Profit Sharing Contributions for the Plan Year are allocated to the Employer Regular Profit Sharing Accounts of Active Participants who complete one thousand (1,000) Hours of Service during the Plan Year and are Employees on the last day of that Plan Year in the proportion which each Active Participant's Compensation for the Plan Year bears to the aggregate of Active Participants' Compensation for the Plan Year, subject to the Testing Adjustment.

         (a) ELECTIVE. Elective Contributions are allocated to the account of the electing Active Participant.

         (b) QUALIFYING. Employer Qualifying Contributions are allocated as directed by the Employer. That direction may include allocation in the same manner as Employer Regular Profit Sharing Contributions, in any other non-discriminatory manner, or a combination, and may be limited to Non-Highly Compensated Employees or one or more classifications of Non-Highly Compensated Employees. The method of allocation must be specified by the Employer within thirty (30) days of the end of the Plan Year to avoid discrimination under Code Sections 401(k) and 401(m).

         (c) MATCHING. Matching Contributions are allocated to the Matching Account of each Active Participant based on each Active Participant's Elective Contributions for the month which are eligible for a Matching Contribution as provided under Article IV.

                  (i) PROVISIONAL ALLOCATION. Each allocation of Matching Contributions to a Highly Compensated Participant is provisional until the Actual Contribution Percentage, the Actual Deferral Percentage, the Multiple Use and the Elective Deferral Limitations for the applicable year have been satisfied.

                  (ii) EFFECT. Matching Contributions provisionally allocated based on Elective Contributions which are forfeited, recharacterized, or distributed to the Participant are forfeited and must be removed from the allocation and reallocated to other Participants, if appropriate, for the Plan Year, or held in an Excess Contribution Account under Article IV.

         (d) SPECIAL CONTRIBUTIONS. Forfeiture Restoration Contributions are allocated to the account of the affected Active Participant. Minimum Top Heavy Contributions are allocated to the account of the affected Non-Key Employee Active Participants who are employed by the Employer (or Affiliated Employer) on the last day of the Plan Year.

         (e) STOCK CONTRIBUTIONS. Employer Contributions may be made in Stock or in cash, or in any combination of Stock and cash (as determined by each Employer) except that:

                  (i) GENERAL RULE. No Contribution other than Elective Contributions may be made in Stock without the approval of the Compensation Committee of the Board of Directors of Kaydon Corporation or a majority of the independent directors of the Board.

                  (ii) ELECTIVE CONTRIBUTIONS. Elective Contributions may be made in Stock only to the extent Participants have elected to have those contributions invested in Stock.

                  Stock contributed by an Employer is valued at the average of its closing prices as reported on any national securities exchange or as quoted on any system sponsored by a national securities association for the twenty (20) consecutive trading days immediately prior to the date on which the Stock is contributed to the Plan.

         (f) LEASED EMPLOYEE OFFSET. Contributions are not allocated to a Leased Employee to the extent the Leased Employee accrues contributions or benefits under a plan maintained by the leasing organization which are attributable to services performed for the Employer (or Affiliated Employer).

         (g) TESTING ADJUSTMENT. All allocations for Highly Compensated Employees are subject to limitation based on, and may be reduced as necessary to comply with, the participation, coverage and non-discrimination tests applicable to the Plan under Code Sections 401(a)(26), 410(b) and 401(a)(4). All allocations to Highly Compensated Employees are provisional until the earlier of the



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

                                   ARTICLE VII

                                  DISTRIBUTION

         7.1 DISTRIBUTIVE EVENT. A participant's Account is distributable upon the occurrence of a Distributive Event. A Distributive Event is:

         (a) NORMAL RETIREMENT. A participant's attainment of Normal Retirement Age and termination of employment with the Employer;

         (b) EARLY RETIREMENT. A participant's attainment of age 55, completion of ten (10) years of employment with the Employer and termination of employment with the Employer (and Affiliated Employers);

         (c) DEATH. A participant's Death;

         (d) DISABILITY. A participant's Total and Permanent Disability which is the Participant's inability to perform the individual's usual duties for the Employer due to injury, disease, or mental disorder determined by a physician or other evidence selected by the Committee.

         (e) EMPLOYMENT TERMINATION. A participant's Termination of Employment with the Employer (and all Affiliated Employers);

         (f) PLAN TERMINATION. For other than a Qualifying Account or an Elective Contributions Account, the termination of the Plan;

         (g) ELECTIVE AND QUALIFYING. From an Elective Contributions Account or a Qualifying Account:

                  (i) PLAN TERMINATION. The termination of the Plan without establishment or maintenance of another defined contribution plan (other than a plan defined in Code Sections 4975(e)(7) or 409, a simplified employee pension as defined in Code Section 408(k), or a SIMPLE IRA plan as defined in Code Section 408(p)) to the extent the participant receives a lump sum distribution within Code Section 401(k)(10) by reason of the termination; or

                  (ii) DISPOSITION. To the extent the participant receives a lump sum distribution within Code Section 401(k)(10) by reason of the disposition, and if the Employer continues to maintain this Plan after the disposition, the disposition by the Employer to an unrelated employer of:

                           (A) ASSETS. Substantially all of the assets used by
                  the Employer in a trade or business with respect to an employee who continues employment with the acquiring corporation; and

                           (B) STOCK. The Employer's interest in a subsidiary
                  with respect to an employee who continues employment with the subsidiary.

         (h) HARDSHIP. For Elective Contributions and earnings of the Elective Contributions Account through December 31, 1988 only, Hardship as provided in this Article.

         (i) AGE 59 1/2. From an Elective and Qualifying Contributions Account after the participant has exhausted all withdrawals from the Voluntary Contributions Account, and from the KDI Transfer Account, a participant's attainment of 59 1/2.

         (j) MINIMUM REQUIRED. A participant's attainment of the participant's Required Beginning Date.

         (k) ALTERNATE PAYEE. For an Alternate Payee under a Qualified Domestic Relations Order, the request of the Alternate Payee at the time set forth in or allowed under the Order even if that time is prior to the date the participant attains the earliest retirement age as defined in Section 414(p)(4) of the Code, to the extent authorized under Section 414(p)(10) of the Code.

         7.2 HARDSHIP. Hardship requires an immediate and heavy financial need. A Hardship distribution is limited to the amount necessary to satisfy the financial need.

         (a) IMMEDIATE AND HEAVY FINANCIAL NEED. An immediate and heavy financial need includes only:

                  (i) MEDICAL EXPENSES. Expenses for medical care described in Code Section 213(d) previously incurred by the participant, or the spouse or dependents of the participant, or necessary for those individuals to obtain such medical care;

                  (ii) RESIDENCE. Costs directly related to the purchase of a principal residence for the participant (excluding mortgage payments);

                  (iii) TUITION. Payment of tuition and related educational fees for the next twelve months of post-secondary education for the participant, or the spouse, children, or dependents of the participant;

                  (iv) EVICTION. Payments necessary to prevent the eviction of the participant from the participant's principal residence or foreclosure on the mortgage on that residence; and

                  (v) OTHER. Other similar matters approved by the Committee in a uniform and non-discriminatory manner and memorialized in rules and regulations of Plan administration in Appendix G to this Plan.

         (b) FINANCIAL NEED. An immediate and heavy financial need does not exist to the extent the amount of the distribution exceeds the amount required to relieve the financial need or to the extent the need may be satisfied from other resources reasonably available to the participant.

                  (i) PARTICIPANT REPRESENTATION. In determining the availability of other resources, the Committee may reasonably rely on the representation of the participant that the need cannot be relieved:

                           (A) INSURANCE. Through reimbursement or compensation
                  by insurance or otherwise;

                           (B) LIQUIDATION. By reasonable liquidation of the
                  participant's assets, to the extent liquidation would not itself cause an immediate and heavy financial need;

                           (C) CONTRIBUTIONS. By cessation of Elective or
                  voluntary contributions under the Plan; or

                           (D) LOANS. By other distributions or loans from
                  plans, or by borrowing from commercial sources on reasonable commercial terms.

                  (ii) DEEMED FINANCIAL NEED. If the representation is not made or the Committee cannot reasonably rely upon it, a distribution is deemed necessary to satisfy an immediate and heavy financial need only if:

                           (A) AMOUNT. The distribution does not exceed the
                  immediate and heavy financial need of the participant (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably expected to result from the distribution);

                           (B) DISTRIBUTION AND LOANS. The participant has
                  obtained all distributions (other than for hardship) and all nontaxable loans currently available under all plans maintained by the Employer (or Affiliated Employer);

                           (C) SUSPENSION. The participant's Participant
                  Contributions to this Plan and all other qualified and nonqualified plans of deferred compensation (other than health or welfare benefit plans) maintained by the Employer (or Affiliated Employer) are required to be suspended for twelve
                  (12) months (six (6) months, effective January 1, 2002) after receipt of the Hardship distribution; and

                           (D) REDUCED ELECTIVE. Under all plans maintained by
                  the Employer (or Affiliated Employer), the participant may not make Elective Contributions for the taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for that next taxable year less the amount of the participant's Elective Contributions for the taxable year of the hardship distribution.

         7.3 GENERAL METHOD OF PAYMENT. Payments from a participant's Accounts at or after a Distributive Event may be made by:

         (a) LUMP SUM. A single payment within one (1) taxable year of the recipient;

         (b) INSTALLMENTS. Prior to August 1, 2001, monthly, quarterly, semiannual or annual installments at least equal to the minimum amount determined by dividing the Account Balance by

         (a) TERMINATION. On recognition by the Employer of termination of the Plan, Elective Contributions and Qualifying Accounts must be transferred to any other defined contribution plan maintained by the Employer or a member of a controlled group including the Employer (other than a Code Section 4975(e)(7) employee stock ownership plan).

         (b) STOCK. Except as otherwise provided, effective July 1, 1992, all distributions shall be in whole shares of Stock if and to the extent the distribution is from an Account invested in whole or in part in Stock. All other distributions shall be in cash or an annuity contract, as required by the form of distribution. Any fractional share of Stock otherwise distributable shall also be distributed in cash.

                  (i) ELECTION AGAINST STOCK. Any participant or other payee may elect on the appropriate form to receive in cash all or part of the portion of a distribution which would otherwise be made in Stock.

                   (ii) PROCEDURE. The Trustee shall, to the extent necessary, purchase or sell the number of shares of Stock to be distributed, and the participant or other payee shall receive in cash or Stock, as the case may be, the net amount (after adjustments for any expenses directly related to the purchase, such as brokerage fees or commissions) of that purchase or sale.

                           (A) MULTIPLE. If a number of purchases or sales are
                  to be made by the Trustee at any one time, the net purchase or sales price of all shares of Stock purchased or sold at that time shall be averaged to determine the amount to be distributed to each participant or other payee.

                           (B) VALUATION. Fractional shares of Stock shall be
                  valued on the basis of the closing price of the Stock as reported on any national securities exchange or as quoted on any system sponsored by a national securities association on the trading day on which the stock is sold.

                                   ARTICLE IX

                                 ADMINISTRATION

         9.1 FIDUCIARY RESPONSIBILITIES. The responsibilities of the Employer and the Committee are set forth in the Plan. The responsibilities of the Trustee and Investment Manager are set forth in the Trust. This division of responsibility is an allocation of fiduciary responsibility under Section 405(c)(1) of ERISA.

         9.2 EMPLOYER. The Employer has sole responsibility for:

         (a) CONTRIBUTIONS. Determining and making Employer Contributions;

         (b) FIDUCIARY APPOINTMENT. Appointing and removing the Trustee, the Contract Administrator, the Investment Manager and the Committee;

         (c) AMENDMENT, TERMINATION. Amending or terminating the Plan and the Trust;

         (d) EXPENSES. Paying the expenses of administering the Plan and the Trust which may not be paid with Plan assets or which otherwise are not paid by the Trustee out of Plan assets; and

         (e) PLAN ADMINISTRATOR. Acting as the Plan Administrator of the Plan.

         9.3 EMPLOYER ACTION. Action by the Employer must be taken by resolution of its Board of Directors or by a written instrument executed by two or more officers.

         9.4 INVESTMENT MANAGER APPOINTMENT. Any Investment Manager must be an investment advisor registered under the Investment Advisors Act of 1940 or an insurance company qualified to perform investment management services under the laws of the State of Virginia. An Investment Manager must file its written acceptance with the Employer acknowledging status as a named fiduciary. Upon acceptance, the Employer must notify the Trustee of the appointment.

         9.5 PLAN ADMINISTRATOR. The Plan Administrator has responsibility for general administration of the Plan. The Plan Administrator may delegate some of its responsibilities to the Committee.

         (a) APPOINTMENT. The Committee may consist of one or more persons. In the absence of a Committee, the Employer has the responsibilities of the Committee designated by the Plan.

Any members of the Committee who are employees must not receive compensation for their services to the Committee.

         (b) AUTHORITY. The Plan Administrator has the authority to:

                  (i) CONSTRUCTION. Exercise discretionary authority to construe and interpret the Plan and decide all questions of eligibility for participation and benefits;

                  (ii) PROCEDURES. Prescribe procedures and forms for applications for benefits, benefit elections, loans, if provided, and designation of beneficiaries;

                  (iii) DISCLOSE. Disclose to participants, as required by law, a summary of the Plan, a summary of annual reports to the government, benefit accruals, entitlement to the benefits and notices of application for determination;

                  (iv) REPORTING. Make governmental reports required by law including annual and periodic reports to the United States Internal Revenue Service and the Department of Labor;

                  (v) INFORMATION. Receive from and transmit to the Employer, the Trustee, the Investment Manager and the participants such information as shall be necessary for the proper administration of the Plan;

                  (vi) FINANCIAL REPORTS. Receive and retain reports of the financial condition of the Trust Fund from the Trustee and the Investment Manager;

                  (vii) BENEFIT AUTHORIZATION. Determine entitlement to, and the amount of, benefits and loans and authorize benefit payments and loans, if provided;

                  (viii) AGENTS. Appoint or employ individuals to assist in the administration of the Plan and other agents it deems advisable, including legal counsel;

                  (ix) RULES. Promulgate rules and decisions to be uniformly and consistently applied under similar circumstances;

                  (x) BONDING. Assure that all fiduciaries are bonded as required by ERISA; and

                  (xi) RECOVER. Recover Plan benefits improperly paid, through offset and reduction of subsequent benefit payments or otherwise.

                  (xii) SELECT INVESTMENT OPTIONS. Select, remove, and modify the investment funds or other alternatives available to participants from time to time under the Plan.


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